

<ARTICLE>                     5
<LEGEND>
     (Replace this text with the legend)
</LEGEND>
<CIK>                        000909298
<NAME>                       MART
<MULTIPLIER>                 1,000
<CURRENCY>                   US DOLLARS

<PERIOD-TYPE>                3-MOS
<FISCAL-YEAR-END>            DEC-31-1999
<PERIOD-END>                 JUN-30-1999
<EXCHANGE-RATE>                        1
<CASH>                             1,106
<SECURITIES>                           0
<RECEIVABLES>                      1,027
<ALLOWANCES>                           0
<INVENTORY>                            0
<CURRENT-ASSETS><F1>                   0
<PP&E>                           323,241
<DEPRECIATION>                    55,210
<TOTAL-ASSETS>                   328,641
<CURRENT-LIABILITIES><F1>              0
<BONDS>                          149,048
<COMMON>                             143
<PREFERRED-MANDATORY>                  0
<PREFERRED>                            0
<OTHER-SE>                        97,977
<TOTAL-LIABILITY-AND-EQUITY>     328,641
<SALES>                                0
<TOTAL-REVENUES>                  26,254
<CGS>                                  0
<TOTAL-COSTS>                     18,266
<OTHER-EXPENSES>                   1,587
<LOSS-PROVISION>                       0
<INTEREST-EXPENSE>                 6,717
<INCOME-PRETAX>                    6,401
<INCOME-TAX>                           0
<INCOME-CONTINUING>                6,401
<DISCONTINUED>                         0
<EXTRAORDINARY>                        0
<CHANGES>                              0
<NET-INCOME>                       6,401
<EPS-BASIC>                       0.44
<EPS-DILUTED>                       0.44

     <F1>  Mid-Atlantic  Realty Trust (MART) is in the  specialized  real estate
<F1>  industry for which the  current/noncurrent  distinction  is deemed in <F1>
practice to have little or no relevance. Therefore, MART prepares <F1> unclassified balance sheets which do not report current assets or <F1> current liabilities.



